EXHIBIT 12

              Associated Business & Commerce Insurance Corporation
               Computation of Ratio of Earnings to Fixed Charges
                            and Preferred Dividends


                                                                    For the
                                                                   Year Ended
                                                                   December 31,
                                                                       1996
                                                                   ------------
Operating income (loss) before provision for income taxes
  per statement of operations                                        $(922,629)
  Note: No adjusting items are present                               =========

Preferred dividend requirements                                      $ 114,227

Ratio of income before provision for income taxes to net income            134%
                                                                     ---------

Preferred dividend factor on a pretax basis                          $ 153,064
                                                                     =========

Ratio of earnings to fixed charges                                       (6.03)
                                                                     =========